EXHIBIT 10.26


                          CREDIT PARTY PLEDGE AGREEMENT


                  CREDIT PARTY PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of January 25, 2002 made by COINMACH CORPORATION, a Delaware corporation (the "Borrower"), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO and EACH OF THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors"; together with the Borrower, the "Pledgors") in favor of BANKERS TRUST COMPANY, a New York banking corporation, as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"), for the benefit of (x) the Banks (as hereinafter defined), the Administrative Agent (as hereinafter defined), the Syndication Agents (as hereinafter defined), the Lead Arranger and Book Manager (as hereinafter defined), the Collateral Agent, the Documentation Agent (as hereinafter defined) and any other lenders from time to time party to the Credit Agreement hereinafter referred to (such Banks, the Administrative Agent, the Syndication Agents, the Lead Arranger and Book Manager, the Collateral Agent, the Documentation Agent and such other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if one or more Banks or any Affiliate of a Bank enters into one or more Interest Rate Protection Agreements or Other Hedging Agreements (each as hereinafter defined) from time to time with, or guaranteed by, any Pledgor, any such Bank or Banks or Affiliate or Affiliates of such Bank or Banks (even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason) so long as any such Bank or Affiliate participates in the extension of such Interest Rate Protection Agreements or Other Hedging Agreements, and their subsequent assigns, if any (collectively, the "Other Creditors"; together with the Bank Creditors, the "Secured Creditors"). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

                               R E C I T A L S :
                               - - - - - - - -

         1. Coinmach Laundry Corporation, the Borrower, the Guarantors, the lenders from time to time party thereto (the "Banks"), Bankers Trust Company, as Administrative Agent (in such capacity and together with any successors in such capacity, the "Administrative Agent") and Collateral Agent, Deutsche Banc Alex. Brown Inc., as Lead Arranger and Bank Manager (in such capacities and together with any successors in such capacities, the "Lead Arranger and Book Manager"),
J. P. Morgan Securities Inc. and First Union Securities, Inc., as Syndication Agents (in such capacities and together with any successors in such capacities, the "Syndication Agents"), and Credit Lyonnais New York Branch, as Documentation Agent (in such capacity and together with any successors in such capacity, the "Documentation Agent"), have entered into a Credit Agreement, dated as of the date hereof, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (such agreement, as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring of, all or any portion of the Indebtedness under such agreement or any successor agreement, the "Credit Agreement").

         2. The Pledgors may at any time and from time to time enter into, or guarantee obligations of one or more of the other Pledgors under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Other Creditors;

         3. Each Guarantor has, pursuant to the provisions of the Credit Agreement, guaranteed the obligations of the Borrower under the Credit Agreement and the other Credit Documents.

         4. Each Guarantor has received and will continue to receive substantial benefit from the execution, delivery and performance of the Credit Agreement and has agreed to grant to the Collateral Agent liens and security interests in the Pledged Collateral owned by it to secure the Obligations.

         5. It is a condition to each of the above-described extensions of credit to the Pledgors that the Pledgors shall have executed and delivered this Agreement.

         6. The Pledgors desire to enter into this Agreement in order to satisfy the condition described in the preceding paragraph.

                               A G R E E M E N T :
                               - - - - - - - - -

         NOW, THEREFORE, in consideration of the above-described extensions of credit to be made to the Pledgors and other benefits accruing to the Pledgors, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

         Section 1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure the full and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise in accordance with the terms of the Credit Agreement) of the Obligations (as defined in that certain Security Agreement, dated as of the date hereof, among the Borrower, the Guarantors and the Collateral Agent for the benefit of the Secured Creditors (as the same may be amended, modified or supplemented from time to time, the "Security Agreement")) whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         Section 2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein,
(i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock of whatever class at any time owned by each Pledgor of each Domestic Corporation and (y) with respect to corporations that do not constitute Domestic Corporations (each, a "Foreign Corporation"), all of the issued and outstanding shares of capital stock of whatever class at any time owned by each Pledgor of each Foreign Corporation, in each case described in clauses (i)(x) and (i)(y) of this sentence, together with the certificates representing such shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares; provided that, except as provided in the last sentence of this Section 2, such Pledgor shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote, (ii) the term "Interests" shall mean (x) with respect to limited liability companies, partnerships or other entities (other than corporations) organized under the laws of the United States or any State or territory thereof (each, a "Domestic Non-Corporate Entity"), all of the issued and outstanding membership interests, partnership interests or other interests of whatever class at any time owned by each Pledgor of each Domestic Non-Corporate Entity and (y) with respect to limited liability companies, partnerships or other entities (other than corporations) that do not constitute Domestic Non-Corporate Entities (each, a "Foreign Non-Corporate Entity"), all of the issued and outstanding membership interests, partnership interests or other interests of whatever class at any time owned by each Pledgor of each Foreign Non-Corporate Entity, in each case described in clauses (ii)(x) and (ii)(y) of this sentence, together with all rights, privileges, authority and powers of such Pledgor in and to each such Domestic Non-Corporate Entity or Foreign Non-Corporate Entity or under the membership, partnership or other operative agreement of each such entity, and the certificates, instruments and agreements, if any, representing such membership, partnership or other equity interests; provided that, except as provided in the last sentence of this Section 2, such Pledgor shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of interests of any Foreign Non-Corporate Entity entitled to vote, and (iii) the term "Notes" shall mean (x) all promissory notes at any time issued to each Pledgor by any of its Subsidiaries, together with all certificates or instruments evidencing such promissory notes and all proceeds thereof, and all accessions thereto and substitutions therefor and (y) except as provided in the last sentence of this Section 2, such Pledgor shall not be required to pledge hereunder any promissory notes issued to such Pledgor by any Subsidiary of such Pledgor which is a Foreign Corporation or Foreign Non-Corporate Entity. If and to the extent that the Collateral Agent receives or holds stock certificates representing more than 65% of the total combined voting power of all classes of capital stock or other interests of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote, the Collateral Agent agrees to act as bailee and custodian for the benefit of the applicable Pledgor with respect to any portion of such capital stock or other interest representing more than 65% of the total combined voting power of all classes of capital stock or other interest of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote except as otherwise provided in the last sentence of this Section 2. As used herein, the term "Securities" shall mean all of the Stock, Interests and Notes. Each Pledgor represents and warrants, as to the stock of corporations, interests in non-corporate entities and promissory notes owned by such Pledgor, that on the date hereof (a) the Stock consists of the number and type of shares of the stock of the corporations as described in
Part I of Schedule A hereto; (b) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Part I of Schedule A hereto; (c) the Notes consist of the promissory notes described in Part II of Schedule A hereto; (d) the Interests consist of the type of interests of the non-corporate entities as described in Part III of Schedule A hereto; (e) such Interests constitute that percentage of the issues interests of the issuing non-corporate entities as described in Part III of Schedule A hereto; and (f) such Pledgor is the holder of record and sole beneficial owner of the Stock, the Interest and the Notes and there exist no options or preemptive rights in respect of any of the Securities. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge (x) of 66 2/3% or more (or would be adjusted to permit a pledge of less than 66 2/3%) of the total combined voting power of all classes of capital stock of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote and (y) of any promissory note issued by any Subsidiary of each Pledgor which is a Foreign Corporation or Foreign Non-Corporate Entity without causing the undistributed earnings of such Foreign Corporation or Foreign Non-Corporate Entity as determined for Federal income taxes to be treated as a deemed dividend to such Pledgor for Federal income tax purposes and without causing any other material adverse tax consequences to applicable Pledgor or any of its Subsidiaries or Affiliates, then the 65% limitation set forth in the provisions to clauses (i) and (ii) and the limitation set forth in clause (iii)(y) of this Section 2 shall no longer be applicable (or shall be adjusted as appropriate) and such Pledgor shall duly pledge and deliver to the Collateral Agent such of the Securities not theretofore required to be pledged hereunder or the Collateral Agent shall return such Securities, as applicable.

         Section 3. PLEDGE OF SECURITIES, ETC.

         Section 3.1 Pledge. To secure the payment and performance when due of all of the Obligations and for the purposes set forth in Section 1, each Pledgor
(i) hereby grants to the Collateral Agent for the benefit of the Secured Creditors a continuing first priority security interest in and to all of the right, title and interest of such Pledgor in, to and under the Collateral (as hereinafter defined), (ii) hereby pledges and deposits with the Collateral Agent the Securities owned by such Pledgor on the date hereof, and delivers to the Collateral Agent certificates therefor, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent and (iii) hereby collaterally assigns, transfers, hypothecates and sets over to the Collateral Agent all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities and the other Collateral), to be held by the Collateral Agent as collateral security for the Obligations, upon the terms and conditions set forth in this Agreement.

         Section 3.2 Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter (and in any event within five Business Days) pledge and deposit such Securities (or certificates or instruments representing Securities) as security with the Collateral Agent and deliver to the Collateral Agent certificates or instruments therefor, duly endorsed in blank in the case of promissory notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent, and will promptly thereafter (and in any event within five Business Days) deliver to the Collateral Agent a pledge amendment duly executed by a principal executive officer of such Pledgor in substantially the form of Exhibit 1 hereto (each, a "Pledge Amendment") describing such Securities and certifying that the same have been duly pledged with the Collateral Agent hereunder. Subject to the last sentence of Section 2, no Pledgor shall be required at any time to pledge hereunder any promissory notes issued to such Pledgor by a Subsidiary which is a

Foreign Corporation or Foreign Non-Corporate Entity or more than 65% of the total combined voting power of all classes of capital stock or other interests of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote.

         Section 3.3 Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, each Pledgor shall promptly (and in any event within ten Business Days) notify the Collateral Agent thereof, and shall promptly (and in any event within ten Business Days) take all actions reasonably required to perfect the security interest of the Collateral Agent under applicable law. Each Pledgor further agrees to take such actions as the Collateral Agent deems reasonably necessary or desirable to effect the foregoing (including, without limitation, causing the issuer of such uncertificated Securities to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Securities hereunder substantially in the form of Exhibit 2 hereto) and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Collateral Agent.

         Section 3.4 Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. As used herein, "Collateral" shall mean all of the following property of each Pledgor, whether now existing or owned or hereafter arising or acquired:

                  (i) all Stock at any time pledged or required to be pledged hereunder (hereinafter called the "Pledged Stock");

                  (ii) all Interests at any time pledged or required to be pledged hereunder (hereinafter called the "Pledged Interests");

                  (iii) all Notes at any time pledged or required to be pledged hereunder (hereinafter called the "Pledged Notes"; together with all Pledged Stock and Pledged Interests are hereinafter called the "Pledged Securities");

                  (iv) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities (collectively, "Distributions");

                  (v) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any Person listed in Schedule A hereto is not the surviving entity, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from such consolidation or merger; and

                  (vi) all Proceeds (as defined under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "UCC") or under other relevant law) of any of the foregoing, and in any event, including, without limitation, any and all (a) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to any Pledgor from time to time with respect to any of the Collateral, (b) payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority), (c) instruments representing obligations to pay amounts in respect of any Collateral,
         (d) products of the Collateral and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, including any securities and moneys received and at any time held by the Collateral Agent hereunder.

         Section 4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Collateral Agent shall have the right to appoint one or more sub-agents, at the cost and expense of the Pledgors, for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the reasonable discretion of the Collateral Agent) in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

         Section 5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default and the Collateral Agent has given written notice to the Borrower in accordance with
Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, each Pledgor shall be entitled to vote any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or result in breach of any covenant contained in this Agreement, the Credit Agreement or any other Credit Document or which is not permitted under any of the Credit Documents and could reasonably be expected to have the effect of materially impairing the value of the Collateral or any material part thereof or the position or interests of the Collateral Agent or any Secured Creditor. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing and the Collateral Agent has given written notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, and Section 7 hereof shall become applicable.

         Section 6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default and the Collateral Agent has given written notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, all cash dividends and distributions payable in respect of the Pledged Stock and Pledges Interests and all payments in respect of the Pledged Notes shall be paid to the applicable Pledgor. The Collateral Agent shall be entitled to receive directly, and to retain as part of the
Collateral:

                  (a) all other or additional stock or securities or other interests (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Securities;

                  (b) all other or additional stock or other securities or other interests  paid  (other  than  cash) or  distributed  in respect of the
         Pledged Securities by way of stock split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                  (c) all other or additional stock or other securities or other interests or property (excluding cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Collateral Agent's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by each Pledgor contrary to the provisions of this Section 6 and Section 7 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid or delivered over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

         Section 7. REMEDIES IN CASE OF EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default and the Collateral Agent has given written notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, then and in every such case, the Collateral Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Collateral Agent shall be entitled to exercise all the rights and remedies of a secured party under the UCC and also shall be entitled, without limitation, to exercise the following rights, which the Collateral Agent agrees to exercise in a commercially reasonable manner:

                  (a)  to  receive  all  amounts   payable  in  respect  of  the
         Collateral otherwise payable under Section 6 to the Pledgors;

                  (b) to transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees;

                  (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note at such times and under the conditions set forth therein;

                  (d) to vote all or any part of the Pledged Stock and/or Pledged Interests (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto in a commercially reasonable manner as though it were the outright owner thereof

         (each Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so upon the occurrence and during the continuance of an Event of Default provided the Collateral Agent has delivered written notice to the Borrower in accordance with Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement); and

                  (e) to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent may determine in a commercially reasonable manner, provided that at least 10 days' written notice of the time and place of any such sale shall be given to the applicable Pledgor. The Collateral Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, other than such Pledgor's right to receive any excess proceeds or Collateral remaining after payment in full of the Obligations, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any Secured Creditor shall be liable for failure to collect (except in such cases where the Collateral Agent bids for and purchases all or part of the Collateral) or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         Section 8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Collateral Agent provided for in this Agreement, the other Credit Documents or the Interest Rate Protection Agreements or Other Hedging Agreements, or now or hereafter existing at law or in equity or by statute, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent or any Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement, the other Credit Documents or the Interest Rate Protection Agreements or Other Hedging Agreements or now or hereafter existing at law or in equity or by statute shall not preclude the simultaneous or later exercise by the Collateral Agent or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof except as required by applicable law. Unless otherwise required by the Credit Documents, no notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent or any Secured Creditor to any other or further action in any circumstances without notice or demand.

         Section 9. APPLICATION OF PROCEEDS. All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied to the payment of the Obligations in the manner set forth in Section 7.4 of the Security Agreement.

         Section 10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         Section 11. INDEMNITY. Each Pledgor agrees to indemnify and hold harmless the Collateral Agent and each Secured Creditor and their respective successors, assigns, employees, agents and servants (each an "Indemnitee"; collectively, the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under the other Credit Documents or the Interest Rate Protection Agreements and Other Hedging Agreements (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent finally judicially determined to have been incurred by reason of gross negligence or willful misconduct of such Indemnitee). If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

         Section 12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Collateral Agent in executing and, at its own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents in such offices as the Collateral Agent may deem reasonably necessary and wherever required by law in order to perfect and preserve the Collateral Agent's security interest in the Collateral and hereby authorizes the Collateral Agent to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor, and agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

         (b) Each Pledgor hereby appoints the Collateral Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default and provided that the Collateral Agent shall have delivered notice to the Borrower in accordance with
Section 10 of the Credit Agreement to the extent such notice is required pursuant to Section 10 of the Credit Agreement, in the Collateral Agent's reasonable discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

         Section 13. THE PLEDGEE AS AGENT. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, each such person acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

         Section 14. TRANSFER BY THE PLEDGOR. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

         Section 15.  REPRESENTATIONS,  WARRANTIES AND COVENANTS OF THE PLEDGOR.
(a) Each Pledgor represents and warrants that as of the date hereof (i) it is, or at the time when pledged hereunder will be, the legal, record and beneficial owner of, and has (or will have) good title to, all Collateral pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and except Permitted Liens); (ii) it has full corporate power, authority and legal right to pledge all the Collateral pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (w) the execution, delivery or performance of this Agreement, (x) the validity or enforceability of this Agreement, (y) the perfection or enforceability of the Collateral Agent's security interest in the Collateral or (z) except for compliance with or as may be required by applicable securities laws, the exercise by the Collateral Agent of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the Certificate of Incorporation or By-Laws of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any material mortgage, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective material assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of the Stock and Interests have been duly and validly issued, are fully paid and non-assessable (in the case of Pledged Stock) and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes to the extent executed by Holdings or any of its Subsidiaries constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may by limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors, rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (viii) the pledge, collateral assignment and, in the case of certificated securities, delivery to the Collateral Agent of the Securities or, in the case of uncertificated securities, the filing of a financing statement naming such Pledgor, as debtor, and the Collateral Agent, as Secured Party, in each case pursuant to this Agreement creates a valid and perfected first priority Lien on the Collateral, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Collateral. Each Pledgor covenants and agrees that it will take commercially reasonable steps to defend the Collateral Agent's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as Collateral hereunder and will likewise take commercially reasonable steps to defend the right thereto and security interest therein of the Collateral Agent and the Secured Creditors.

         (b) Each Pledgor further represents, warrants and covenants as that the exact legal name, type of organization and jurisdiction of organization (together with the organizational identification number, if any, issued by such jurisdiction to such Pledgor) of such Pledgor is set forth in Schedule B hereto. Such Pledgor shall not "reincorporate" or "reorganize" or otherwise cause the Collateral to be transferred to a Person incorporated or organized in another state except to the extent (x) permitted pursuant to the provisions of the Credit Agreement, (y) it shall have given to Collateral Agent not less than 30 days' prior written notice (in the form of an officers' certificate) of its intention so to do clearly describing such transaction and providing such other information in connection therewith as Collateral Agent may reasonably request and (z) with respect to such transaction, such Pledgor shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby.

         Section 16. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the Credit Documents, the Interest Rate Protection Agreements or Other Hedging Agreements or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument, including, without limitation, this Agreement; (c) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

         Section 17. REGISTRATION, ETC. If at any time when the Collateral Agent shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Collateral Agent may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem reasonably necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Collateral Agent, in its commercially reasonable discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Collateral Agent, in its commercially reasonable discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         Section 18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate, and the Collateral Agent, at the request and expense of the Pledgors, will execute and deliver to the Pledgors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgors (without recourse and without any representation or warranty other than a representation that the Collateral Agent has not granted any lien on or security interest in the Collateral) such of the Collateral as may be in the possession of the Collateral Agent or any of its sub-agents and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any proceeds of Collateral at the time held by the Collateral Agent or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

         (b) Notwithstanding anything to the contrary contained above, upon the presentment of satisfactory evidence to the Collateral Agent in its sole discretion that all obligations evidenced by any Pledged Note have been repaid or otherwise satisfied or forgiven in full, and that any payments received by the applicable Pledgor were permitted to be received by such Pledgor pursuant to Section 6 hereof, the Collateral Agent shall, upon the request and at the expense of such Pledgor, duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty other than a representation that the Collateral Agent has not granted any lien on or security interest in such Pledged Note) such Pledged Note if same is then in the possession of the Collateral Agent or any of its sub-agents and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

         (c) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement or otherwise released at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.02 of the Credit Agreement, to the extent required to be so applied, the Collateral Agent, at the request and expense of the Pledgors, will duly assign, transfer and deliver to the applicable Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent or any of its sub-agents and has not theretofore been released pursuant to this Agreement.

         (d) At any time that any Pledgor desires that Collateral be released as provided in the foregoing subsection (a), (b) or (c), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to such subsection (a), (b) or (c).

         (e) The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

         Section 19. NOTICES, ETC. All notices and communications hereunder shall be telecopied or delivered by messenger or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent. All notices and other communications shall be in writing and addressed as follows:

                  (a)  if to any Pledgor, at:

                       Coinmach Corporation
                       303 Sunnyside Boulevard
                       Plainview, New York 11803
                       Attention:  Robert M. Doyle
                       with a copy to:

                       Mayer Brown & Platt
                       1675 Broadway
                       New York, New York  10019
                       Attention:  Ronald S. Brody

                  (b)  if to the Collateral Agent, at:

                       Bankers Trust Company
                       31 West 52nd Street
                       New York, New York 10019
                       Attention:  Deal Administration

                  (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement; and

                  (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Borrower and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to and received by the party required to give notice hereunder.

         Section 20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgors and the Collateral Agent (with the written consent of the Required Banks or, to the extent required by Section
13.12 of the Credit Agreement, with the consent of each of the Banks); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (y) the Bank Creditors as holders of the Credit Agreement Obligations or (z) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Banks and (y) with respect to the Other Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

         Section 21. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement, which shall remain binding on all parties hereto.

         Section 22. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.

         Section 23. JOINDER OF AFFILIATES. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Creditors pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent a joinder agreement substantially in the form of Exhibit 3 hereto and, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such joinder agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                    COINMACH CORPORATION,
                                      as Pledgor and Borrower

                                    By:   /s/ Robert M. Doyle
                                       ---------------------------------------
                                       Name: Robert M. Doyle
                                       Title: CFO


                                    SUPER LAUNDRY EQUIPMENT CORP.,
                                      as Pledgor and Guarantor

                                    By:   /s/ Robert M. Doyle
                                       ---------------------------------------
                                       Name: Robert M. Doyle
                                       Title: CFO


                                    GRAND WASH & DRY LAUNDERETTE, INC.,
                                    as Pledgor and Guarantor

                                    By:   /s/ Robert M. Doyle
                                       ---------------------------------------
                                       Name: Robert M. Doyle
                                       Title: CFO


                                    BANKERS TRUST COMPANY, as Collateral
                                    Agent

                                    By:   /s/ Mary Kay Cole
                                       -------------------------------------
                                       Name: Mary Kay Cole
                                       Title: Managing Director

                                   SCHEDULE A


PLEDGOR:  [___________]


Part I.  PLEDGED STOCK

                                                                                                   Percentage
                                                                                                     of all
                                                                                                   Shares of
                                                                             Number    Certi-       Capital
              Name of                                                          of      ficate      Stock of
        Issuing Corporation                      Type of Shares              Shares    No(s).       Issuer
        -------------------                      --------------              ------    ------     -----------

[Grand Wash & Dry Launderette, Inc.        Common Stock, no par value          10                     100%

Super Laundry Equipment Corp.              Common Stock, par value $.01        10                     100%]
                                           per Share



Part II.  PLEDGED NOTES

            Name of              Principal            Date of
            Issuer                Amount              Issuance          Interest Rate        Maturity Date
            ------               ---------            --------          -------------        -------------

                       [None]



Part III.  PLEDGED INTERESTS

                                                                                   Percentage of all
   Name of Issuing                                                              Outstanding Interests
Non-Corporate Entity            Type of Interest      Certificate No(s).              of Issuer
--------------------            ----------------      ----------------          ---------------------


* NOTE: A SEPARATE SHEET SHOULD BE USED FOR EACH PLEDGOR.

                                   SCHEDULE B

                                                           Organizational
Pledgor's       Type of             Jurisdiction of        Identification       Chief Executive       Principal Place
Exact Name      Organization        Organization           Number               Office                of Business
----------      ------------        ---------------        --------------       ---------------       ---------------


                                    EXHIBIT 1


                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated _______________________, is delivered pursuant to Section 3.2 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the CREDIT PARTY PLEDGE AGREEMENT, dated as of January 25, 2002, among the undersigned, certain other parties identified therein and BANKERS TRUST COMPANY, as Collateral Agent (the "Agreement"; capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement) and that the Pledged Securities listed on this Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Obligations.

                                                                            , as
                                     -------------------------------------------
                                     Pledgor


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:





Part I.  PLEDGED STOCK

                                                                    Percentage
                                                                      of all
                                                                    Outstanding
                                                                    Shares of
                                               Number   Certi-        Capital
         Name of                                 of     ficate       Stock of
   Issuing Corporation     Type of Shares      Shares    No(s).       Issuer
----------------------     --------------     --------  -------     ------------

Part II.  PLEDGED NOTES

      Name of           Principal        Date of                       Maturity
      Issuer             Amount          Issuance     Interest Rate      Date
      --------          --------        ---------     -------------    ---------





Part III.  Pledged Interests

                                                                      Percentage of all
   Name of Issuing                                                  Outstanding Interests
Non-Corporate Entity    Type of Interest    Certificate No(s).           of Issuer
--------------------    ----------------    ----------------        ---------------------


                                    EXHIBIT 2


                          FORM OF ISSUER ACKNOWLEDGMENT


         The undersigned hereby (i) acknowledges receipt of a copy of the CREDIT PARTY PLEDGE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms used herein but not defined herein have the meanings given such terms in the Agreement), dated as of January 25, 2002, among COINMACH CORPORATION, EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES THERETO and BANKERS TRUST COMPANY, as collateral agent (in such capacity, "Collateral Agent"), (ii) agrees promptly to note on its books the security interests granted and confirmed under the Agreement in [DESCRIBE SECURITIES] (the "Uncertificated Securities"), (iii) agrees that it will comply with instructions of Collateral Agent with respect to the Uncertificated Securities and all proceeds and other interests related thereto constituting Collateral without further consent by applicable Pledgor,
(iv) agrees to notify Collateral Agent upon obtaining knowledge of any interest in favor of any Person in the Uncertificated Securities or any related Collateral that is adverse to the interest of Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of the Uncertificated Securities thereunder in the name of Collateral Agent or its nominee or the exercise of voting rights by Collateral Agent or its nominee.

                                           [NAME OF ISSUER]


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT 3


                              [Name of New Pledgor]
                            [Address of New Pledgor]


                                                                          [Date]

[Name and Address
of Bank]

Ladies and Gentlemen:

         Reference is made to that certain credit party pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Party Pledge Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Party Pledge Agreement), dated as of January 25, 2002, among Coinmach Corporation (the "Borrower"), each of the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a joinder agreement, and Bankers Trust Company, as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent").

         This letter supplements the Credit Party Pledge Agreement and is delivered by the undersigned, ______________ (the "New Pledgor"), pursuant to
Section 23 of the Credit Party Pledge Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Credit Party Pledge Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Party Pledge Agreement on the execution date of the Credit Party Pledge Agreement and without limiting the generality of the foregoing, hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes, with respect to itself, each of the representations and warranties and agrees, with respect to itself, to each of the covenants applicable to the Pledgors contained in the Credit Party Pledge Agreement.

         Attached hereto are supplements to each of the schedules to the Credit Party Pledge Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Credit Party Pledge Agreement.

         This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                          [NEW PLEDGOR]


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



AGREED TO AND ACCEPTED:

BANKERS TRUST COMPANY,
as Collateral Agent

By:
   -----------------------------------------
   Name:
   Title:







                                      -3-